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                                                                     Exhibit 5.1



                   [Dow, Lohnes & Albertson, PLLC Letterhead]


                                  June 24, 2005



Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California  91367

     Re: Registration Statement on Form S-3 of Securities (as defined below) of Youbet.com, Inc.
          ----------------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Youbet.com, Inc., a Delaware corporation ("Youbet"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by Youbet with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to register the offering from time to time by Youbet of (i) debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities"), (ii) Common Stock, par value $0.001 per share (the "Common Stock"), (iii) stock purchase contracts (the "Stock Purchase Contracts"), (iv) stock purchase units (the "Units"), (v) Preferred Stock, par value $0.001 per share (the "Preferred Stock"), (vi) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants"), and (vii) rights to purchase Debt Securities, Common Stock or Preferred Stock (the "Rights" and collectively with the Debt Securities, the Common Stock, the Stock Purchase Contracts, the Units, the Preferred Stock and the Warrants, the "Securities").

     In preparing this opinion, we have reviewed (a) the Registration Statement;
(b) Youbet's Certificate of Incorporation, as amended; (c) Youbet's Amended and Restated Bylaws; and (d) the form of indenture by and between Youbet and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), providing for the issuance of the Debt Securities (the "Indenture").

     We have been advised by Youbet that, when and if it determines to issue and sell Preferred Stock, such Preferred Stock will be issued pursuant to a certificate of designations (the "Certificate of Designations") adopted by the Board of Directors of Youbet relating to a particular series of Preferred Stock. Similarly, we have been advised by Youbet that, when and if it determines to issue and sell Warrants, such Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between Youbet and one or more institutions as identified in the applicable Warrant Agreement. We have further been advised by Youbet that, when

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Youbet, Inc.
June 24, 2005
Page 2


and if it determines to issue and sell Rights, such Rights will be issued under one or more rights agreements (each, a "Rights Agreement"), each to be entered into between Youbet and one or more institutions as identified in the applicable Rights Agreement.

     In rendering this opinion, we have assumed that, at the time Securities are offered or issued, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
(iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any such Securities will have been duly authorized and validly executed and delivered by Youbet and the other parties thereto; (v) the Indenture will be executed and delivered by duly authorized officers of each of Youbet and the Trustee prior to the issuance of any Debt Securities; and (vi) any Securities issuable upon conversion, exchange or exercise of any such Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above, and we assume that there exists no provision of any other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have solely relied upon the foregoing documents, the statements and information set forth therein, the statements and representations of officers and other representatives of Youbet and others, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited solely, to the extent applicable hereto, to the laws of the District of Columbia, the federal laws of the United States of America and the Delaware General Corporation Law (the "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Securities, and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). You recognize that the express terms of certain of the Securities may provide that such Securities are to be governed by the law of the State of New York, which may be different from the law of the District of Columbia in certain relevant respects. We advise you that we are not admitted to practice law in the State of New York, and we do not purport to be experts in the laws of the State of New York. Our opinions are given as if all Securities that by their terms are governed by the laws of the State of New York law will be governed by the laws of the District of Columbia. We express no opinion as to conflicts of law rules or the laws of any other states or jurisdictions other than as expressly identified above.

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Youbet, Inc.
June 24, 2005
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     Based upon the foregoing and subject to the other assumptions, limitations and qualifications stated herein, we are of the opinion that:

     (1) The Debt Securities, subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with, when duly authorized for issuance and when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and the applicable prospectus supplement and upon receipt by Youbet of the purchase price thereof, will be validly issued and will constitute valid and binding obligations of Youbet, subject, as to enforcement, (a) to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium (whether general or specific) and other laws relating to or affecting creditors' rights or the relief of debtors generally and (b) to general principles of equity and judicial discretion. We also express no opinion concerning the enforceability of waivers of notice or of any other waiver of stay, extension or usury laws.

     (2) When (a) the Preferred Stock is duly authorized for issuance, (b) the terms of the series of the Preferred Stock and its issue and sale have been duly established, and, if applicable, a deposit agreement has been duly authorized, executed and delivered by Youbet and a depositary has been established in each case in conformity with Youbet's Certificate of Incorporation, as amended, and the laws of the State of Delaware, (c) the Certificate of Designations with respect to such series of the Preferred Stock has been duly adopted by the Board of Directors of Youbet and filed with the Secretary of State of the State of Delaware, (d) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (e) the shares of such series of Preferred Stock have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, and (f) Youbet has received the purchase price of such shares in accordance with the terms of their issue and sale, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     (3) The Common Stock, subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with, when duly authorized for issuance and when the terms of its issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement and the applicable prospectus supplement, and upon the receipt by Youbet of the purchase price thereof, will be validly issued, fully paid and nonassessable.

     (4) When (a) the Warrants are duly authorized for issuance, (b) the terms of the series of Warrants and their issue and sale have been duly established,
(c) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by Youbet and the warrant agent appointed by Youbet, (d) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (e) the Warrants have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, and (f) Youbet has received the purchase price of such Warrants in accordance with the terms of their issue and sale, the Warrants will be validly issued.

     (5) When (a) the Rights are duly authorized for issuance, (b) the terms of the series of Rights and their issue and sale have been duly established, (c) the Rights Agreement or Agreements


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Youbet, Inc.
June 24, 2005
Page 4


relating to the Rights have been duly authorized and validly executed and delivered by Youbet and the rights agent appointed by Youbet, (d) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (e) the Rights have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, and (f) Youbet has received the purchase price of such Rights in accordance with the terms of their issue and sale, the Rights will be validly issued.

     This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. Our opinion is expressly limited to matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to Youbet or the Securities. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        DOW, LOHNES & ALBERTSON, PLLC


                                        By:  /s/ Thomas D. Twedt
                                             -----------------------------------
                                             Thomas D. Twedt
                                             Member